UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2014

NATIONAL INTERSTATE CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	000-51130	34-1607394
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3250 Interstate Drive, Richfield, OH	44286-9000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 659-8900

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.
On July 1, 2014, Alan R. Spachman, National Interstate Corporation (the “Company”), American Financial Group, Inc. and Great American Insurance Company (“GAIC”) entered into an agreement by which the Company agreed to nominate Mr. Spachman, Patrick J. Denzer, Keith A. Jensen, and Ronald J. Brichler to its Board of Directors for election as Class II directors at the Company’s 2014 Annual Meeting of Shareholders (the “2014 Annual Meeting”).  Class II directors elected at the 2014 Annual Meeting will serve a term expiring at the Company’s 2016 Annual Meeting of Shareholders.  Mr. Jensen and Mr. Spachman currently serve as directors of the Company. Mr. Denzer currently serves as Founder and President of LI Ventures, LLC, an independent firm providing investment and advisory services, and formerly served as the Chairman of the Americas of Guy Carpenter & Company, LLC as well as President and Chief Executive Office of John B. Collins Associates, Inc. Mr. Brichler currently serves as Executive Vice President of GAIC, the Company’s largest shareholder. Further information about each of the Company’s director nominees will be found in the Company’s definitive proxy statement, which will be filed with the Securities and Exchange Commission (“SEC”) prior to the 2014 Annual Meeting.

Under the terms of the agreement, the parties agreed to vote all of their Company shares in support of each of the director nominees at the 2014 Annual Meeting.  In addition, subject to Mr. Spachman’s continuing compliance with the terms of the agreement, the Company agreed to recommend in its proxy materials that shareholders vote for each of the director nominees and to use commercially reasonable efforts to cause Mr. Spachman’s election to the Board of Directors by supporting his nomination in a manner no less vigorous and favorable than the manner in which it supports the other director nominees.

Furthermore, Mr. Spachman agreed, subject to the other parties’ continuing compliance with the terms of the agreement, not to invoke or encourage or support any other person or entity in invoking cumulative voting in connection with the 2014 Annual Meeting and not to encourage any other person or entity to vote against the director nominees or any individual director nominee.  In the event that cumulative voting is invoked by another shareholder of the Company, all of the parties agreed to use their reasonable best efforts to cause the election of the director nominees.

The foregoing summary of the agreement is qualified in its entirety by the full terms and conditions of the agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 5.08.    Shareholder Director Nominations.
The Company will hold the 2014 Annual Meeting on Thursday, September 18, 2014, at 9:00 a.m., Eastern Time. The record date for determining shareholders entitled to notice of, and to vote at, the 2014 Annual Meeting will be August 6, 2014. The 2014 Annual Meeting will be held at the Company's headquarters at 3250 Interstate Drive, Richfield, Ohio.

Because the 2014 Annual Meeting will be held more than 30 days after the anniversary of the 2013 annual meeting of shareholders, the Company is informing its shareholders of the revised deadline for the submission of shareholder proposals and director nominations for consideration at the Company’s 2014 Annual Meeting.  Any shareholder proposal or director nomination must be submitted to the Company no later than 5:00 p.m., Eastern Time, on July 18, 2014.  Any such shareholder proposal or director nomination must comply with the Company’s Code of Regulations as well as all applicable statutes, rules, and regulations promulgated by the Securities and Exchange Commission or other applicable governing body.

Important Information
This release may be deemed to be solicitation material in respect of the solicitation of proxies from shareholders in connection with the 2014 Annual Meeting. The Company, its directors and executive officers and employees may be deemed to be participants in such solicitation. The Company will file a proxy statement with the SEC in connection with the 2014 Annual Meeting. The proxy statement, any other relevant documents and other material filed with the SEC concerning the Company will be, when filed, available free of charge at www.sec.gov and our “Investor Relations” website at http://invest.NATL.com.  Copies may also be obtained, free of charge, by contacting the Investor Relations Department of the Company at 877-837-0339. Shareholders are urged to read the proxy statement and any other relevant documents filed when they become available before making any voting decision because they will contain important information.

Information Regarding Participants
The Company, its directors and executive officers and employees may be deemed to be participants in the solicitation of proxies from shareholders in connection with the 2014 Annual Meeting. Information about the Company’s directors and executive officers and their ownership of the Company’s stock is available in the Company’s proxy statement for the Company’s 2013 Annual Meeting of shareholders filed with the SEC on April 16, 2013, in subsequent SEC filings on Forms 3 and 4, and in the Company’s Form 10-K/A filed with the SEC on April 30, 2014. Shareholders are advised to read the Company’s proxy statement for the 2014 Annual Meeting and other relevant documents when they become available before making any voting decision because they will contain important information. You can obtain free copies of these referenced documents as described above.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Agreement between Alan R. Spachman, National Interstate Corporation, American Financial Group, Inc., and Great American Insurance Company
99.1	Press Release of National Interstate Corporation dated July 7, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Interstate Corporation

By:	/s/ Arthur J. Gonzales
Arthur J. Gonzales
Vice President, General Counsel and Secretary

Date: July 7, 2014